Exhibit 10.57

Recording requested by:

And when recorded mail to:

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022

Attention: Andrew L. Jagoda, Esq.

ASSUMPTION, CONSENT AND MODIFICATION AGREEMENT (950 BRIDGEPORT)

THIS ASSUMPTION, CONSENT AND MODIFICATION AGREEMENT (950 BRIDGEPORT) (this “Agreement”) is made and entered into as of January 1, 2013, by and among WU/LH 950 BRIDGEPORT L.L.C., a Delaware limited liability company (“Borrower” or “Mortgagor”), PAUL COOPER, an individual, JEFFREY RAVETZ, an individual and LOUIS SHEINKER, an individual (collectively, the “Original Guarantors”), GTJ REIT, INC., a Maryland corporation (“Guarantor”), and THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York corporation, successor by merger to First SunAmerica Life Insurance Company (“Lender” or “Mortgagee”).

RECITALS

A.            Borrower is the owner of certain real property and improvements located at 950 Bridgeport Avenue, Milford, Connecticut and more particularly described on Exhibit A attached hereto and in the Mortgage (as defined below) (the “Property”).

B.            Lender is the holder of that certain Promissory Note, dated as of March 8, 2011, made by Borrower to the order of Lender, in the original principal amount of $2,639,000.00 (the “Note”; the indebtedness secured by the Note is referred to herein as the “Loan”).  The Note is secured by, among other things, an Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of March 8, 2011, by Borrower for the benefit of Lender, as recorded in the Land Records of Milford, Connecticut in Volume 3402, Page 701 on March 8, 2011 (the “Mortgage”).

C.            In connection with the Loan, and as a condition to Lender’s agreement to make the Loan to Borrower, (i) the Original Guarantors executed that certain Guaranty Agreement, dated as of March 8, 2011, in favor of Lender (the “Original Guaranty”), (ii) the Original Guarantors, Borrower, Wu/LH 15 Executive L.L.C., a Delaware limited liability company (“15 Executive Borrower”), Wu/LH 35 Executive L.L.C., a Delaware limited liability company (“35 Executive Borrower”), Wu/LH 22 Marsh Hill L.L.C., a Delaware limited liability company (“Marsh Hill Borrower”), Wu/LH 470 Bridgeport L.L.C., a Delaware limited liability company (“470 Bridgeport Borrower”), and Wu/LH 8 Slater L.L.C., a Delaware limited liability company (“8 Slater Borrower”; collectively with Borrower, 15 Executive Borrower, 35 Executive Borrower, Marsh Hill Borrower and 470 Bridgeport Borrower, the “Borrowers”),

executed that certain Environmental Indemnity Agreement, dated as of March 8, 2011, in favor of Lender (the “Original Environmental Indemnity”) and (iii) Borrowers executed that certain Affiliate Guaranty Agreement, dated as of March 8, 2011, in favor of Lender (the “Original Affiliate Guaranty”).

D.            Jeffrey Ravetz, an individual (“Jeffrey Ravetz”), Jerome Cooper, an individual (“Jerome Cooper”), Paul Cooper, an individual (“Paul Cooper”), Sarah Ravetz, an individual (“Sarah Ravetz”), Louis Sheinker, an individual (“Louis Sheinker”), and Jeffrey Wu, an individual (“Jeffrey Wu”), desire to transfer their respective indirect ownership interests in Borrower to GTJ Realty, LP, a Delaware limited partnership (“Member”), in exchange for limited partnership interests in Member (the “Transfer”), so that, after the consummation of the Transfer, (i) Member shall become the new sole member of Borrower and (ii) GTJ GP, LLC, a Maryland limited liability company (“GTJ LLC”), Guarantor, Jeffrey Ravetz, Jerome Cooper, Paul Cooper, Sarah Ravetz, Louis Sheinker, Jeffrey Wu and the Wu Family 2012 Gift Trust established pursuant to the trust agreement attached to the Organizational Certificate (“Wu Family 2012 Gift Trust”), shall, collectively, own 100% of the partnership interests in Member as set forth on the organizational chart of Borrower attached to the Organizational Certificate.

E.            Lender has agreed to consent to the Transfer, provided that, among other things, (i) Guarantor assumes the obligations of the Original Guarantors under the Loan Documents (as hereinafter defined), subject to the terms and conditions of this Agreement (the “Assumption”), and (ii) Borrower, the other Borrowers and Guarantor and/or certain Affiliates (as hereinafter defined) of Borrower, the other Borrowers and Guarantor, as applicable, execute and deliver to Lender this Agreement and the other loan assumption and modification documents listed on Exhibit B attached hereto, and any other related documents, all of which shall be in form and substance satisfactory to Lender.  This Agreement, the loan modification documents listed on Exhibit B and such other related documents shall be referred to herein collectively as the “Loan Modification Documents”.

F.             The Note, the Mortgage, the Original Guaranty, the Original Environmental Indemnity, the Original Affiliate Guaranty and each other document executed by Borrowers and/or the Original Guarantors in connection with the closing of the Loan on or about March 8, 2011 are hereinafter collectively referred to as the “Original Loan Documents.”  As more particularly provided in this Agreement, the Note and the Mortgage, as such documents are modified by this Agreement, together with this Agreement, the other Loan Modification Documents, and each other document executed by Borrower, the other Borrowers, Guarantor and/or the Original Guarantors and/or certain Affiliates of Borrower, the other Borrowers, Guarantor and/or the Original Guarantors in connection with the Transfer and Assumption, are hereinafter collectively referred to as the “Loan Documents.”

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Incorporation of Recitals.  The Recitals set forth above are hereby incorporated into and made a part of this Agreement.

2.             Capitalized Terms.  All capitalized terms used herein without definition shall have the meanings given to them in the Mortgage.  In the event of any conflict between definitions set forth herein and the definitions set forth in any other Loan Document, the definitions set forth herein shall control.

3.             Representations, Warranties and Covenants of Borrower.  Borrower hereby re-makes each and every representation and warranty of Borrower to Lender contained in the Note and the Mortgage and the other Original Loan Documents, except for the representations in Section 3.3(a), Section 3.3(b), Section 3.3(c), Section 3.3(d) and Section 3.3(e) of the Mortgage, and Borrower further represents, warrants and covenants to Lender as follows:

(a)           All of the representations and warranties (i) added to Section 3.3 of the Mortgage pursuant to Section 4 of this Agreement and (ii) contained in that certain Organizational Certificate (as defined on Exhibit B) are true, complete and correct as of the date of this Agreement.

(b)           The consummation of the Transfer and the Assumption, and the execution, delivery, and/or performance by Borrower of this Agreement, the Loan Modification Documents and the other Loan Documents to which the Borrower is a party, and the effectiveness of any assignment of any of Borrower’s rights and interests of any kind to Lender: (i) shall not result in any breach of, or constitute a default under, any mortgage, agreement, or other instrument to which Borrower is a party or by which Borrower may be bound or affected, or Borrower’s certificate of formation or limited liability agreement; (ii) do not contravene any applicable law, regulation or order; (iii) require no authorization, approval, consent or other action by, and no notice to or filing with, any court, any governmental authority or regulatory body; (iv) are within the power and authority of Borrower and have been duly authorized by all necessary action and will not violate any provision of the certificate of formation, operating agreement or other organizational documents of Borrower; (v) shall not contravene any contractual or other restriction binding on or affecting Borrower, and (vi) shall not result in or require the creation of any lien, security interest, other charge or encumbrance (other than pursuant hereto) upon or with respect to any of the properties of Borrower.

(c)           This Agreement and the other Loan Documents to which Borrower is a party shall, when delivered, be valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as limited by equitable principles and bankruptcy, insolvency and similar laws affecting creditors’ rights.

(d)           This Agreement and the other Loan Documents collectively grant to Lender a valid and enforceable first priority security conveyance of and security interest in the Property, subject only to the Permitted Exceptions.  Without limiting the foregoing provisions of this Section 3(d), the Mortgage, as modified by this Agreement, is a valid and enforceable first lien and security interest on the Property, subject only to the Permitted Exceptions.

(e)           Borrower is, and notwithstanding the Transfer and the Assumption, shall at all times continue to be, a “non-foreign person” within the meaning of Sections 1445 and 7701 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(f)            Borrower has no set-offs, offsets, counterclaims, defenses or other causes of action against Lender or any of Lender’s officers, agents or employees arising out of the indebtedness evidenced by the Note, any action taken or not taken by Lender or any of Lender’s officers, agents or employees with respect to the Loan or the Loan Documents, the Transfer, the Assumption, or any modification of the Original Loan Documents, and, to the extent any such set-offs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are waived by Borrower.  Borrower expressly disclaims any reliance on any oral representation made or allegedly made by Lender or any of its officers, agents or employees with respect to the Loan, this Agreement or any of the other Loan Documents.

(g)           There are no pending or, to Borrower’s knowledge, threatened litigation, investigations, actions, suits or proceedings (including, without limitation, condemnation proceedings) at law, in equity or before or by any court, governmental or quasi-governmental authorities, arbitrator or other authority that, if determined adversely, could affect Borrower, the Property, the validity or enforceability of the Note (as modified by this Agreement), the Mortgage (as modified by this Agreement) or any of the other Loan Documents or the priority of the lien thereof.  Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or governmental authorities.

(h)           Any brokerage commissions and fees due in connection with the Transfer and/or the Assumption have been paid in full, and any such commissions and fees coming due in the future will be promptly paid or caused to be paid by Borrower.  Borrower hereby agrees to indemnify, defend and hold harmless Lender from any and all liability, claims, demands, actions and causes of action whatsoever arising out of or relating to the claim of any Person for any brokerage commissions and fees, including, without limitation, Lender’s attorneys’ fees and expenses, and costs and expenses incurred by Lender in investigating, preparing or defending against any litigation or claim, action, suit, proceeding or demand of any kind or character regarding any brokerage commissions and fees due and payable by reason of the Transfer and/or the Assumption.

(i)            All state or local mortgage taxes, intangible taxes, stamp taxes and other fees or taxes (including customary per-page or document filing and recording fees imposed by law) required to be paid in the State of Connecticut (including, without limitation, the Town of Milford, Connecticut, County of New Haven, Connecticut and any other political subdivision of the State of Connecticut) in connection with the Transfer, the Assumption, or the execution, delivery, filing, or recording of this Agreement or any other Loan Document have been or will be paid by Borrower upon the recording of this Agreement.  Borrower hereby agrees to indemnify, defend and hold harmless Lender from any and all liability, claims, demands, actions and causes of action whatsoever arising out of or relating to the claim of any Person for any such tax or fee, including, without limitation, Lender’s attorneys’ fees and expenses, and costs and expenses incurred by Lender in investigating, preparing or defending against any litigation or claim, action, suit, proceeding or demand of any kind or character related thereto.

(j)            No Default or Event of Default exists under any of the Loan Documents.

(k)           The Transfer, the Assumption and the execution of this Agreement and the other Loan Modification Documents have been duly authorized by all necessary corporate, partnership, limited liability company or other action on the part of Borrower, the other Borrowers, Guarantor and the other entities set forth on the organizational chart of Borrower attached to the Organizational Certificate, and the individuals who executed this Agreement have been authorized to execute this Agreement on behalf of Borrower and Guarantor.  Borrower has obtained all consents and approvals required in connection with the Transfer, the Assumption and the execution and delivery of this Agreement and the other Loan Modification Documents and the performance of the Note and Mortgage, as modified by this Agreement, and the other Loan Modification Documents.

(l)            No portion of the Property is subject to any liens, encumbrances, security interests, or other claims whatsoever, except for the lien of the Loan Documents and except insofar as the Property may be encumbered by the Permitted Exceptions, any rights of tenants under their respective Leases or any municipal tax liens not yet due and payable.

(m)          Borrower currently complies with ERISA.  Neither the Transfer nor the Assumption, nor the exercise by Lender of any of Lender’s rights under the Loan Documents constitutes, or will constitute, a non-exempt, prohibited transaction under ERISA as with respect to Borrower.

(n)           Borrower and each of the other Borrowers, as applicable, is in compliance with all of the covenants, obligations, representations and warranties set forth in that certain (i) Reserve Agreement (Initial TI/LC Reserve), dated as of March 8, 2011, among M. Robert Goldman & Company, Inc., a Delaware corporation (“Servicer”), Borrower, 15 Executive Borrower, 470 Bridgeport Borrower, 8 Slater Borrower and Lender (the “Initial TI Reserve Agreement”), (ii) Reserve Agreement (Ongoing Reserve), dated as of March 8, 2011, among Borrowers, Lender and Servicer (the “Ongoing Reserve Agreement”), and (iii) Reserve Agreement (Earnout Reserve), dated as of March 8, 2011, among Borrowers, Lender and Servicer (the “Earnout Reserve Agreement”; collectively with the Initial TI Reserve Agreement and the Ongoing Reserve Agreement, the “Reserve Agreements”), and all of the covenants, obligations, representations and warranties set forth in the Reserve Agreements are in full force and effect.

(o)           Borrower and each of the other Borrowers, as applicable, has satisfied its obligations under that certain Post-Closing Side Letter, dated as of March 8, 2011, by Borrowers to Lender (the “Side Letter”).

4.             Additional Representations, Warranties and Covenants of Borrower.  In addition to the representations, warranties and covenants set forth in Section 3 hereof, the following representations, warranties and covenants shall be added to Section 3.3 of the Mortgage immediately following Section 3.3(dd) of the Mortgage, all of which representations, warranties and covenants Borrower represents, warrants and covenants to Lender are true, complete and correct as of the date of this Agreement:

“(ee) Mortgagor is (i) a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) duly authorized to transact business in and in good standing under the laws of the State of Connecticut, (iii) the sole owner of the Property, (iv) owned and managed solely by Member, and (v) a Single Purpose Entity.

(ff)  Member is (i) a Delaware limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) owned solely by GTJ LLC, Guarantor, Jeffrey Ravetz, Jerome Cooper, Paul Cooper, Sarah Ravetz, Louis Sheinker, Jeffrey Wu and the Wu Family 2012 Gift Trust, as set forth on the organizational chart of Borrower attached to the Organizational Certificate, and (iii) managed by GTJ LLC.

(gg)  GTJ LLC is (i) a Maryland limited liability company, duly organized, validly existing and in good standing under the laws of the State of Maryland and (ii) owned and managed solely by Guarantor.

(hh)  Guarantor is (i) a Maryland corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland, (ii) a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et seq. of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder, and (iii) a publicly held corporation owned by the Persons set forth on the list of shareholders annexed to the organizational chart of Mortgagor that is attached to the Organizational Certificate.”

5.             Representations, Warranties and Covenants of Guarantor.  Guarantor hereby represents, warrants and covenants to Lender as follows:

(a)           All of the representations and warranties (i) added to Section 3.3 of the Mortgage pursuant to Section 4 of this Agreement and (ii) contained in the Organizational Certificate are true, complete and correct as of the date of this Agreement.

(b)           The consummation of the Transfer and the Assumption, and the execution, delivery, and/or performance by Guarantor of this Agreement, the Loan Modification Documents and the other Loan Documents to which the Guarantor is a party, and the effectiveness of any assignment of any of Guarantor’s rights and interests of any kind to Lender: (i) shall not result in any breach of, or constitute a default under, any mortgage, agreement, or other instrument to which Guarantor is a party or by which Guarantor may be bound or affected, or Guarantor’s certificate of incorporation or by-laws; (ii) do not contravene any applicable law, regulation or order; (iii) require no authorization, approval, consent or other action by, and no notice to or filing with, any court, any governmental authority or regulatory body; (iv) are within the power and authority of Guarantor and have been duly authorized by all necessary action and will not violate any provision of the certificate of incorporation, bylaws or other organizational documents of Guarantor; (v) shall not contravene any contractual or other restriction binding on or affecting Guarantor, and (vi) shall not result in or require the creation of any lien, security interest, other charge or encumbrance (other than pursuant hereto) upon or with respect to any of the properties of Guarantor.

(c)           This Agreement and the other Loan Documents to which Guarantor is a party shall, when delivered, be valid and binding obligations of Guarantor enforceable against Guarantor in accordance with their respective terms, except as limited by equitable principles and bankruptcy, insolvency and similar laws affecting creditors’ rights.

(d)           Guarantor is a “non-foreign person” within the meaning of Sections 1445 and 7701 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(e)           Guarantor has no set-offs, offsets, counterclaims, defenses or other causes of action against Lender or any of Lender’s officers, agents or employees arising out of the indebtedness evidenced by the Note, any action taken or not taken by Lender or any of Lender’s officers, agents or employees with respect to the Loan or the Loan Documents, the Transfer, the Assumption, or any modification of the Original Loan Documents, and, to the extent any such set-offs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are waived by Guarantor.  Guarantor expressly disclaims any reliance on any oral representation made or allegedly made by Lender or any of its officers, agents or employees with respect to the Loan, this Agreement or any of the other Loan Documents.

(f)            There are no pending or, to Guarantor’s knowledge, threatened litigation, investigations, actions, suits or proceedings (including, without limitation, condemnation proceedings) at law, in equity or before or by any court, governmental or quasi-governmental authorities, arbitrator or other authority that, if determined adversely, could affect Guarantor, the Property, the validity or enforceability of the Guaranty (as defined on Exhibit B), the Environmental Indemnity (as defined on Exhibit B) or any of the other Loan Documents or the priority of the lien thereof.  Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court or governmental authorities.

(g)           To Guarantor’s knowledge, no Default or Event of Default exists under the Loan Documents.

(h)           The Transfer, the Assumption and the execution of this Agreement and the other Loan Modification Documents have been duly authorized by all necessary corporate, partnership, limited liability company or other action on the part of Borrower, the other Borrowers, Guarantor and the other entities set forth on the organizational chart of Borrower attached to the Organizational Certificate, and the individuals who executed this Agreement have been authorized to execute this Agreement on behalf of Borrower and Guarantor.  Guarantor has obtained all consents and approvals required in connection with the Transfer, the Assumption and the execution and delivery of this Agreement, the Guaranty, the Environmental Indemnity and the other Loan Modification Documents and the performance of the Note and Mortgage, as modified by this Agreement, and the other Loan Modification Documents

(i)            Guarantor currently complies with ERISA.  Neither the Transfer nor the Assumption, nor the exercise by Lender of any of Lender’s rights under the Loan Documents constitutes, or will constitute, a non-exempt, prohibited transaction under ERISA.

6.             Continuing Effect — Borrower Representations.  Borrower shall be liable to Lender for any damage suffered by Lender if any of the representations and warranties made or remade by Borrower in Sections 3 or 4 hereof are inaccurate as of the date hereof in any material respect, regardless of when such inaccuracy may be discovered by, or result in harm to, Lender.  Borrower further represents, warrants, covenants and agrees that the foregoing representations and warranties of Borrower as well as other representations and warranties of Borrower to Lender set forth in the Loan Documents, shall remain true and correct during the term of the Note and until the Secured Obligations are repaid in full and shall survive termination of the Mortgage (as modified by this Agreement) as if all such representations and warranties were not made solely as of the date hereof.

7.             Continuing Effect — Guarantor Representations.  Guarantor shall be liable to Lender for any damage suffered by Lender if any of the representations and warranties set forth in Sections 4 or 5 hereof are inaccurate as of the date hereof in any material respect, regardless of when such inaccuracy may be discovered by, or result in harm to, Lender.  Guarantor further represents, warrants, covenants and agrees that the foregoing representations and warranties of Guarantor, as well as other representations and warranties of Guarantor to Lender set forth in the Loan Documents, shall remain true and correct during the term of the Note and until the Secured Obligations are repaid in full and shall survive termination of the Mortgage (as modified by this Agreement) as if all such representations and warranties were not made solely as of the date hereof.

8.             Re-Affirmation of Borrower.  Notwithstanding any other provisions of this Agreement or any of the other Loan Modification Documents, Borrower reaffirms all of its liabilities and obligations under each of the Loan Documents (including, without limitation, the Note, as modified by this Agreement, the Mortgage, as modified by this Agreement, the Original Environmental Indemnity Agreement, the Environmental Indemnity Agreement, the Affiliate Guaranty (as defined on Exhibit B), the Insurance Agreement (as defined on Exhibit B), the Lease Certificate (as defined on Exhibit B), the Cash Management Agreement (as defined on Exhibit B), the Organizational Certificate, the Subordination Agreement, the Assignment of Leases, the Reserve Agreements, the Cash Management Agreement, the Collateral Assignment of Environmental Escrow Agreement and the Post Closing Side Letter) in respect of the Secured Obligations.

9.             Assumption of Liability.  Guarantor represents, warrants, covenants, agrees and confirms to Lender that, from and after the date of this Agreement, Guarantor assumes the obligations of the Original Guarantors under the Original Loan Documents, as amended by this Agreement and the other Loan Modification Documents (collectively, referred to herein as the “Obligations”), and agrees to timely pay or perform such Obligations in accordance with the terms of the Loan Documents.  Accordingly, Guarantor acknowledges that Guarantor (a) has previously been supplied with copies of all of the Original Loan Documents, (b) has had full opportunity to review the terms of the Original Loan Documents, and (c) is entering into this Agreement with the full realization and understanding that the Property is subject to the liens and other restrictions, obligations and conditions created by and set forth in the Loan Documents.

10.          Affirmation of Original Guarantors.  Notwithstanding any other provisions of this Agreement or any of the other Loan Modification Documents, subject to Section 18 of this Agreement, each of the Original Guarantors reaffirms all of its liabilities and obligations in respect of the “Obligations” under the Original Guaranty and the “Indemnified Matters” under the Original Environmental Indemnity that accrued prior to the date of this Agreement.  Without limiting the immediately preceding sentence, however, nothing in this Agreement or any of the other Loan Modification Documents shall require any of the Original Guarantors to make payments to Lender in connection with the “Obligations” under the Original Guaranty or the “Indemnified Matters” under the Original Environmental Indemnity that are based upon matters or states of affairs that first arise from and after the date hereof.

11.          Grant of Mortgaged Property; Grant of Security Interest.  Borrower hereby acknowledges and confirms that the Mortgage, as modified hereby, constitutes a first priority security conveyance of and first lien on the Property, subject only to the Permitted Exceptions, and secures payment of the Secured Obligations, including, without limitation, the obligations evidenced by the Note, as modified hereby.  Nevertheless, as security for such Secured Obligations, Borrower hereby (a) grants, bargains, sells, conveys, mortgages and warrants unto Lender the entire right, title and interest of Borrower in and to the Property, and (b) grants to Lender a security interest in the Property.  In the event of any default under the Loan Documents, Lender shall have all rights with respect to the Property that are granted by the Loan Documents.  Borrower agrees that Borrower shall execute and deliver to Lender (or authorize Lender to file in the appropriate governmental offices) such financing statements and other documents as Lender may deem necessary or advisable in order to perfect or otherwise protect its security interest in the Property.

12.          Consent of Lender.  Subject to the terms of this Agreement, Lender hereby consents to the Transfer and to the Assumption.

13.          Modifications.  From and after the date hereof, the Original Loan Documents are further modified as follows:

(a)           Section 7(b) of the Note shall be amended and restated as follows:

“(b)    If any payment under this Note is not made when due, interest shall accrue on the outstanding principal balance of the Loan at the Default Rate from the date such payment was due until payment is actually made.  If any Event of Default shall occur, then during the continuation of such Event of Default, interest shall accrue on the outstanding principal balance of the Loan at the Default Rate.”

(b)           Section 13(c) of the Note shall be amended and restated as follows:

“(c)    any failure of Maker to properly perform any obligation contained in this Note (other than the obligation to make payments under this Note) and the continuance of such failure for a period of thirty (30) days following written notice thereof from Holder to Maker; provided, however, that if such failure is not curable within such thirty (30) day period, then, so long as Maker commences to cure such failure within such thirty (30) day period and is continually and diligently attempting to cure to completion, such failure shall not be an Event of Default unless such failure remains uncured for one hundred twenty (120) days after such written notice to Maker (for the avoidance of doubt, any “Event of Default” as defined in the Mortgage or any other Loan Document or any Additional Loan Document is an Event of Default under this Note and shall not be subject to the cure periods set forth in this Section 13(c)); or”

(c)           Section 18(a) of the Note shall be amended and restated as follows:

“(a)    Nothing contained in the Loan Documents shall be deemed to impair, limit or prejudice Holder’s rights in foreclosure proceedings or in any ancillary proceedings brought to facilitate Holder’s foreclosure on the Property or any portion thereof or to exercise any specific rights or remedies afforded Holder under any other provisions of the Loan Documents or by law or in equity, subject to the non-recourse provisions set forth below, to recover under any guarantee given in connection with the Loan or to pursue any personal liability of Maker or any Guarantor under the Guaranty Agreement, the Environmental Indemnity Agreement or the ERISA indemnity provisions of the Mortgage.  Except as expressly hereinafter set forth, the recourse of Holder with respect to the obligations evidenced by this Note, the Mortgage and the other Loan Documents (except for the Guaranty and the Environmental Indemnity Agreement) shall be solely to the Property, Chattels and Intangible Personalty (as such terms are defined in the Mortgage).  Notwithstanding anything else to the contrary contained in this Note, the Mortgage or in any other Loan Document, nothing shall be deemed in any way to impair, limit or prejudice the rights of Holder to collect or recover from Maker (but not any member, manager, officer, director or any Affiliate of any of the foregoing, with the exclusion of the Guarantors) and Guarantors:  (i) damages or costs (including, without limitation, reasonable attorneys’ fees) incurred by Holder as a result of any intentional waste by Maker; (ii) any condemnation award or insurance proceeds attributable to the Property which were not paid to Holder or used to restore the Property in accordance with the terms of the Mortgage; (iii) any Rents, profits, security deposits, advances, rebates, prepaid rents or other similar sums attributable to the Property collected by or for Maker (x) following an Event of Default under any Loan Document and not properly applied to the reasonable fixed and operating expenses of the Property, including, without limitation, payments due on this Note and other sums due under the Loan Documents or (y) to the extent not deposited into the Lockbox Account; (iv) any security deposits collected by or for Maker and not applied in accordance with the applicable Leases (as such term is defined in the Mortgage); (v) the amount of any accrued taxes, assessments, and/or utility charges affecting the Property (whether or not the same have been billed to Maker) that are either unpaid by Maker or advanced by Holder under the Mortgage, except, in respect of the Property, to the extent of any of the foregoing accruing after the Termination Date (as hereinafter defined) with respect to the Property; (vi) any sums expended by Holder in fulfilling the obligations of Maker, as lessor, under any Lease affecting the Property; (vii) the amount of any loss suffered by Holder (that would otherwise be covered by insurance and available to Holder in accordance with the Loan Documents) as a result of Maker’s failure to maintain any insurance required under the terms of any Loan Document; (viii) losses, damages and costs (including, without limitation, reasonable attorneys’ fees) incurred by Holder as a result of any fraud or material misrepresentation by Maker in connection with the Property or any of the Loan Documents, and (ix) the amount of any losses, damages and costs suffered by Holder as a result of Maker’s making any REIT Distributions (as defined in the Cash Management Agreement) in accordance with Section 4(a)(ii)(I) of the Cash Management Agreement following a REIT Triggering Event (as defined in the Cash Management Agreement), provided that such amount shall not exceed the amount of such REIT Distributions made to Maker under Section 4(a)(ii)(I) of the Cash Management Agreement, which amounts would have been deposited into the Excess Cash Subaccount (as defined in the Cash Management Agreement) for application pursuant to the Cash Management Agreement if such REIT Distributions were not permitted under Section 4(a)(ii)(I) of the Cash Management Agreement.   For the avoidance of doubt, the matters set forth in this paragraph (a) shall be fully recourse to Maker (but not any member, manager, officer, director or any Affiliate of any of the foregoing, with the exclusion of the Guarantors) and Guarantor.  For the purposes of this Section 18(a), the “Termination Date” is, in respect of the Property, the earliest of (x) the date that Maker tenders to Holder or Holder’s designee a deed-in-lieu of foreclosure in respect of the Property, subject to no title exceptions other than real estate taxes and assessments, the Permitted Exceptions (as defined in the applicable Mortgage) and such additional exceptions approved by Holder pursuant to the Loan Documents or which are otherwise acceptable to Holder in its reasonable discretion, together with such ancillary conveyances, releases and other documentation that are customarily delivered in connection with a deed-in-lieu of foreclosure transaction, all in form reasonably satisfactory to Holder, and such deed-in-lieu of foreclosure is accepted by Holder in its sole discretion (y) the date that Maker tenders to Holder a stipulation to entry of judgment of foreclosure in respect of the Property, and (z) the date Holder, any Affiliate of Holder, or any other party takes title to the Property in connection with a foreclosure of the applicable Mortgage that encumbers the Property.  If Maker elects to deliver a deed-in-lieu of foreclosure in respect of the Property, Holder shall retain the right to determine whether to accept such deed-in-lieu of foreclosure or to proceed with foreclosure proceedings and, upon Holder making such election, Maker shall execute and deliver to Holder an appropriate deed-in-lieu of foreclosure in respect of the Property, as Holder shall have elected; provided, however, that if Holder chooses to proceed with foreclosure proceedings in respect of the Property, the Termination Date shall nonetheless be the earliest of the date specified in clause (x), (y) and (z) above, provided further that if Maker thereafter fails to cooperate with Holder in respect of Holder’s exercise of any and all remedies available at law or in equity to Holder (including, without limitation, foreclosure), then the Termination Date shall be the earlier of the date specified in clause (y) or (z) above.”

(d)           Section 18(b) of the Note shall be amended and restated as follows:

“(b) The agreement contained in this Section 18 to limit the personal liability of Maker to its interest in the Property, Chattels and Intangible Personalty shall become null and void and be of no further force and effect, and Maker (but not any member, manager, officer, director or any Affiliate of any of the foregoing, with the exclusion of the Guarantors) and Guarantors shall be personally liable for the repayment of the Secured Obligations (as such term is defined in the Mortgage) in the event (i) that the Property, or any part thereof or any interest therein, or any interest in Maker, or any of them, shall be further encumbered by a voluntary lien securing any obligation upon which Maker, or any of them, any direct or indirect general partner, manager or managing member such Maker, any Guarantor, any of the Mortgagor Control Persons (as defined in the Mortgage) or any principal or affiliate of Maker, or any of them, shall be personally liable for repayment, either as obligor or guarantor, (ii) of any breach or violation of Section 5.4, 5.5 or 5.7 of the Mortgage, (iii) that Maker forfeits the Property or the Chattels or any portion of the Property or Chattels due to criminal activity, (iv) any attempt by Maker, any Guarantor or any Mortgagor Owner Person (as defined in the Mortgage) to materially delay any foreclosure against the Property, Chattels and/or Intangible Personalty, or any portion of the Property, the Chattels and/or the Intangible Personalty or any other exercise by Holder of its remedies under the Loan Documents, which attempts shall (x) include, without limitation, (A) any claim made by Maker that any Loan Document is invalid or unenforceable to an extent that would preclude any such foreclosure or other exercise of remedies, (B) Maker filing a petition in bankruptcy, Maker acquiescing in an involuntary bankruptcy proceeding, Maker failing to oppose in good faith the entry of an order for relief pursuant to any involuntary bankruptcy filed against it, or Maker filing a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the bankruptcy laws of the United States or under any other similar federal, state or other statute relating to relief from indebtedness (whether filed by or against Maker), or (C) the appointment of a receiver, trustee or liquidator by Maker, any Guarantor or any Mortgagor Owner Person with respect to Maker or the Property or any part thereof and (y) shall not include a defense to a foreclosure that is (A) not frivolous and is advanced in good faith and (B) based upon a default by Holder under terms of the Loan Documents, or (v) any execution, amendment, modification, assignment or early termination of any Lease of any Required Tenant made in violation of the Loan Documents.  For the avoidance of doubt, no such termination of any Lease shall excuse Maker from the performance of its obligations under the Loan Documents.  For purposes of the foregoing, “affiliate” shall have the meaning ascribed to the term “Affiliate” in the Mortgage.”

(e)           All references to the address of “Borrower,” “Maker,” “Mortgagor,” “Grantor,” “Assignor” or “Debtor” in any Original Loan Document are hereby replaced with the address of Borrower set forth in Section 20 hereof.

(f)            From and after the date hereof, all references to the term “Guarantor” and “Guarantors” contained in any Original Loan Document shall be deemed to refer only to GTJ REIT, Inc., a Maryland corporation, and all references to the address of “Guarantor” and “Guarantors” in any Original Loan Document are hereby replaced with the address of Guarantor set forth in Section 20 hereof.

(g)           The following definitions are hereby added to Article I of the Mortgage immediately following Section 1.40:

“1.40A  Assumption Agreement: means that certain Assumption, Consent and Modification Agreement (950 Bridgeport), dated as of the Assumption Date, among Mortgagor, Paul Cooper, Jeffrey Ravetz, Louis Sheinker, Guarantor and Mortgagee.

“1.40B   Assumption Date: January 1, 2013.”

(h)           The following definition is hereby added to Article I of the Mortgage immediately following Section 1.54:

“1.54A  GTJ LLC: means GTJ GP, LLC, a Maryland limited liability company.”

(i)            The following definitions are hereby added to Article I of the Mortgage immediately following Section 1.59:

“1.59A  Jeffrey Ravetz: means Jeffrey Ravetz, an individual.”

“1.59B  Jerome Cooper: means Jerome Cooper, an individual.”

(j)            The following definition is hereby added to Article I of the Mortgage immediately following Section 1.68:

“1.68A  Maturity Date: means April 1, 2018.”

(k)           The following definition is hereby added to Article I of the Mortgage immediately following Section 1.76:

“1.76A  Paul Cooper: means Paul Cooper, an individual.”

(l)            The following definition is hereby added to Article I of the Mortgage immediately following Section 1.89:

“1.89A  Sarah Ravetz: means Sarah Ravetz, an individual.”

(m)          The following definition is hereby added to Article I of the Mortgage immediately following Section 1.91:

“1.91A  Louis Sheinker: means Louis Sheinker, an individual.”

(n)           The following definitions are hereby added to Article I of the Mortgage immediately following Section 1.95:

“1.95A  Jeffrey Wu: means Jeffrey Wu, an individual.”

“1.95B  Wu Family 2012 Gift Trust: means the Wu Family 2012 Gift Trust established pursuant to the trust agreement attached to the Organizational Certificate.”

(o)           The definition of “8 Slater Loan Documents” set forth in Section 1.3 of the Mortgage shall be amended to include that certain Assumption, Consent and Modification Agreement (8 Slater), dated as of the Assumption Date, among 8 Slater Borrower, Paul Cooper, Jeffrey Ravetz, Louis Sheinker, Guarantor and Mortgagee (the “8 Slater Assumption Agreement”), and all references to the term “8 Slater Loan Documents” contained in the Mortgage and the other Loan Documents shall be deemed to refer to such amended definition.

(p)           The definition of “8 Slater Mortgage” set forth in Section 1.4 of the Mortgage shall be amended and restated as follows, and all references to the term “8 Slater Mortgage” contained in the Mortgage and the other Loan Documents shall be deemed to refer to such amended and restated definition:  “The Mortgage, Consolidation, Extension, Spreader and Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, dated as of March 8, 2011, made by 8 Slater Borrower in favor of Mortgagee, as recorded in the Office of the Westchester County Clerk, New York as Control No. 510843442 on March 29, 2011, as modified by the 8 Slater Assumption Agreement, as the same may be further amended, modified or supplemented from time to time.”

(q)           The definition of “8 Slater Note” set forth in Section 1.5 of the Mortgage shall be amended and restated as follows, and all references to the term “8 Slater Note” contained in the Mortgage and the other Loan Documents shall be deemed to refer to such amended and restated definition:  “The Consolidated, Amended and Restated Promissory Note, dated as of March 8, 2011, made by 8 Slater Borrower in favor of Mortgagee, as modified by the 8 Slater Assumption Agreement, as the same may be further amended, modified or supplemented from time to time.”

(r)            The definition of “15 Executive Loan Documents” set forth in Section 1.9 of the Mortgage shall be amended to include that certain Assumption, Consent and Modification Agreement (15 Executive), dated as of the Assumption Date, among 15 Executive Borrower, Paul Cooper, Jeffrey Ravetz, Louis Sheinker, Guarantor and Mortgagee (the “15 Executive Assumption Agreement”), and all references to the term “15 Executive Loan Documents” contained in the Mortgage and the other Loan Documents shall be deemed to refer to such amended definition.

(s)            The definition of “15 Executive Mortgage” set forth in Section 1.10 of the Mortgage shall be amended and restated as follows, and all references to the term “15 Executive Mortgage” contained in the Mortgage and the other Loan Documents shall be deemed to refer to such amended and restated definition:  “The Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of March 8, 2011, granted by 15 Executive Borrower for the benefit of Lender, as recorded in the Land Records of Orange, Connecticut in Volume 604, Page 800 on March 9, 2011, as modified by the 15 Executive Assumption Agreement, as the same may be further amended, modified or supplemented from time to time.”

(t)            The definition of “15 Executive Note” set forth in Section 1.11 of the Mortgage shall be amended and restated as follows, and all references to the term “15 Executive Note” contained in the Mortgage and the other Loan Documents shall be deemed to refer to such amended and restated definition:  “The Promissory Note, dated as of March 8, 2011, made by 15 Executive Borrower in favor of Mortgagee, as modified by the 15 Executive Assumption Agreement, as the same may be further amended, modified or supplemented from time to time.”

(u)           The definition of “22 Marsh Loan Documents” set forth in Section 1.15 of the Mortgage shall be amended to include that certain Assumption, Consent and Modification Agreement (22 Marsh Hill), dated as of the Assumption Date, among 22 Marsh Borrower, Paul Cooper, Jeffrey Ravetz, Louis Sheinker, Guarantor and Mortgagee (the “22 Marsh Assumption Agreement”), and all references to the term “22 Marsh Loan Documents” contained in the Mortgage and the other Loan Documents shall be deemed to refer to such amended definition.

(v)           The definition of “22 Marsh Mortgage” set forth in Section 1.16 of the Mortgage shall be amended and restated as follows, and all references to the term “22 Marsh Mortgage” contained in the Mortgage and the other Loan Documents shall be deemed to refer to such amended and restated definition:  “The Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of March 8, 2011, granted by 22 Marsh Borrower for the benefit of Lender, as recorded in the Land Records of Orange, Connecticut in Volume 604, Page 1002 on March 9, 2011, as modified by the 22 Marsh Assumption Agreement, as the same may be amended, modified or supplemented from time to time.”

(w)          The definition of “22 Marsh Note” set forth in Section 1.17 of the Mortgage shall be amended and restated as follows, and all references to the term “22 Marsh Note” contained in the Mortgage and the other Loan Documents shall be deemed to refer to such amended and restated definition:  “The Promissory Note, dated as of March 8, 2011, made by 22 Marsh Borrower in favor of Mortgagee, as modified by the 22 Marsh Assumption Agreement, as the same may be further amended, modified or supplemented from time to time.”

(x)           The definition of “35 Executive Loan Documents” set forth in Section 1.21 of the Mortgage shall be amended to include that certain Assumption, Consent and Modification Agreement (35 Executive), dated as of the Assumption Date, among 35 Executive Borrower, Paul Cooper, Jeffrey Ravetz, Louis Sheinker, Guarantor and Mortgagee (the “35 Executive Assumption Agreement”), and all references to the term “35 Executive Loan Documents” contained in the Mortgage and the other Loan Documents shall be deemed to refer to such amended definition.

(y)           The definition of “35 Executive Mortgage” set forth in Section 1.22 of the Mortgage shall be amended and restated as follows, and all references to the term “35 Executive Mortgage” contained in the Mortgage and the other Loan Documents shall be deemed to refer to such amended and restated definition:  “The Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of March 8, 2011, granted by 35 Executive Borrower for the benefit of Lender, as recorded in the Land Records of Orange, Connecticut in Volume 604, Page 902 on March 9, 2011, as modified by the 35 Executive Assumption Agreement, as the same may be further amended, modified or supplemented from time to time.”

(z)           The definition of “35 Executive Note” set forth in Section 1.23 of the Mortgage shall be amended and restated as follows, and all references to the term “35 Executive Note” contained in the Mortgage and the other Loan Documents shall be deemed to refer to such amended and restated definition:  “The Promissory Note, dated as of March 8, 2011, made by 35 Executive Borrower in favor of Mortgagee, as modified by the 35 Executive Assumption Agreement, as the same may be further amended, modified or supplemented from time to time.”

(aa)         The definition of “470 Bridgeport Loan Documents” set forth in Section 1.28 of the Mortgage shall be amended to include that certain Assumption, Consent and Modification Agreement (470 Bridgeport), dated as of the Assumption Date, among 470 Bridgeport Borrower, Paul Cooper, Jeffrey Ravetz, Louis Sheinker, Guarantor and Mortgagee (the “470 Bridgeport Assumption Agreement”), and all references to the term “470 Bridgeport Loan Documents” contained in the Mortgage and the other Loan Documents shall be deemed to refer to such amended definition.

(bb)         The definition of “470 Bridgeport Mortgage” set forth in Section 1.29 of the Mortgage shall be amended and restated as follows, and all references to the term “470 Bridgeport Mortgage” contained in the Mortgage and the other Loan Documents shall be deemed to refer to such amended and restated definition:  “The Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture

Filing, dated as of March 8, 2011, granted by 470 Bridgeport Borrower for the benefit of Lender, as recorded in the Land Records of Shelton, Connecticut in Volume 3193, Page 121 on March 8, 2011, as modified by the 470 Bridgeport Assumption Agreement, as the same may be further amended, modified or supplemented from time to time.”

(cc)         The definition of “470 Bridgeport Note” set forth in Section 1.30 of the Mortgage shall be amended and restated as follows, and all references to the term “470 Bridgeport Note” contained in the Mortgage and the other Loan Documents shall be deemed to refer to such amended and restated definition:  “The Promissory Note, dated as of March 8, 2011, made by 470 Bridgeport Borrower in favor of Mortgagee, as modified by the 470 Bridgeport Assumption Agreement, as the same may be further amended, modified or supplemented from time to time.”

(dd)         The definition of “Affiliate Guaranty” set forth in Section 1.39 of the Mortgage shall be amended and restated as follows, and all references to the term “Affiliate Guaranty” contained in the Mortgage shall be deemed to refer to such amended and restated definition:  “The Amended and Restated Affiliate Guaranty Agreement, dated as of the Assumption Date, made by each of the Borrowers for the benefit of Mortgagee, as the same may be further amended, modified or supplemented from time to time.”

(ee)         The definition of “Cash Management Agreement” set forth in Section 1.44 of the Mortgage shall be amended and restated as follows, and all references to the term “Cash Management Agreement” contained in the Mortgage shall be deemed to refer to such amended and restated definition:  “The Amended and Restated Cash Collateral Agreement, dated as of the Assumption Date, among each of the Borrowers, Servicer and Mortgagee, as the same may be further amended, modified or supplemented from time to time.”

(ff)          The definition of “Environmental Indemnity Agreement” set forth in Section 1.52 of the Mortgage shall be amended and restated as follows, and all references to the term “Environmental Indemnity Agreement” contained in the Mortgage shall be deemed to refer to such amended and restated definition:  “Means, collectively, the Original Environmental Indemnity (as defined in the Assumption Agreement) and the Environmental Indemnity Agreement, dated as of the Assumption Date, made by each of the Borrowers and Guarantor for the benefit of Mortgagee, as the same may be amended, modified or supplemented from time to time.”

(gg)         The definition of “Guaranty Agreement or Guaranty” set forth in Section 1.56 of the Mortgage shall be amended and restated as follows, and all references to the term “Guaranty Agreement or Guaranty” contained in the Mortgage shall be deemed to refer to such amended and restated definition:  “Means, collectively, the Original Guaranty (as defined in the Assumption Agreement) and the Guaranty Agreement, dated as of the Assumption Date, made by Guarantor for the benefit of Mortgagee, as the same may be amended, modified or supplemented from time to time.”

(hh)         The definition of “Insurance Agreement” set forth in Section 1.58 of the Mortgage shall be amended and restated as follows, and all references to the term “Insurance Agreement” contained in the Mortgage shall be deemed to refer to such amended and restated definition:  “The Amended and Restated Agreement Concerning Insurance Requirements, dated as of the Assumption Date, made by each of the Borrowers for the benefit of Mortgagee, as the same may be further amended, modified or supplemented from time to time.”

(ii)           The definition of “Lease Certificate” set forth in Section 1.60 of the Mortgage shall be amended and restated as follows, and all references to the term “Lease Certificate” contained in the Mortgage shall be deemed to refer to such amended and restated definition:  “means, collectively, the Certificate Concerning Leases and Financial Condition, dated as of March 8, 2011, and the Certificate Concerning Leases and Financial Condition, dated as of the Assumption Date, each made by Mortgagor to Mortgagee concerning, among other things, the Leases.”

(jj)           For the avoidance of doubt, from and after the date of this Agreement, all references in the Mortgage to “Loan Documents” set forth in Section 1.65 of the Mortgage shall be deemed to refer to (i) the following documents as defined or redefined in this Agreement:  the Note, the Mortgage, the Environmental Indemnity Agreement, the Guaranty Agreement, the Affiliate Guaranty, the Insurance Agreement, the Lease Certificate, the Organizational Certificate, (ii) the Assignment of Leases, the Reserve Agreements, the Cash Management Agreement, the Collateral Assignment of Environmental Escrow Agreement, the Subordination Agreement, the Post Closing Side Letter, (iii) this Agreement and each other document that is a Loan Modification Document, (iv) each other document executed and delivered in connection with the Loan, the Transfer and the Assumption (including, without limitation, the amendment, modification and/or assumption of the Loan) and (v) all modifications, extensions, renewals and replacements of the documents described in the immediately preceding clauses (i) — (iv).  For the further avoidance of doubt, all references in any Loan Document to the “Loan Documents” or “any instrument evidencing or securing the Secured Obligations” shall be deemed to refer to the Loan Documents as defined above in this Section 13(gg).

(kk)         The definition of “Member” set forth in Section 1.69 of the Mortgage shall be amended and restated as follows, and all references to the term “Member” contained in the Mortgage shall be deemed to refer to such amended and restated definition: “GTJ Realty, LP, a Delaware limited partnership.”

(ll)           All references in the Mortgage to the “Mortgage” shall be deemed to refer to the Mortgage as modified by this Agreement, together with all other renewals, extensions, amendments and modifications of the Mortgage.

(mm)      The definition of “Mortgagor Control Persons” set forth in Section 1.72 of the Mortgage shall be amended and restated as follows, and all references to the term “Mortgagor Control Persons” contained in the Mortgage shall be deemed to refer to such amended and restated definition: “Shall mean (i) Mortgagor, (ii) Member, (iii) GTJ

LLC, (iv) Guarantor, (v) Paul Cooper, (vi) Louis Sheinker, (vii) Jerome Cooper, or (viii) any other Person that controls, directly or through one or more intermediaries, any of the Persons set forth in the preceding clauses (i), (ii), (iii) or (iv), and any Person that is a managing member, manager, general partner or other owner (except for the public holders of the publicly traded shares of a Person) of such controlling Person or intermediary.”

(nn)         The definition of “Mortgagor Owner Persons” set forth in Section 1.73 of the Mortgage shall be amended and restated as follows, and all references to the term “Mortgagor Owner Persons” contained in the Mortgage shall be deemed to refer to such amended and restated definition: “Shall mean (i) Mortgagor, (ii) Member, (iii) Guarantor, (iv) each of the Owner Persons, (v) any Person that is a Mortgagor Control Person or (vi) any other Person that owns, directly or through one or more intermediaries, any interest in any Person described in the preceding clauses (i), (ii), (iii), (iv), or (v).”

(oo)         The definition of “Note” set forth in Section 1.74 of the Mortgage shall be amended and restated as follows, and all references to the term “Note” contained in the Mortgage shall be deemed to refer to such amended and restated definition: “That certain Promissory Note, dated as of March 8, 2011, made by Mortgagor in favor of Mortgagee, as modified by the Assumption Agreement, as the same may be further amended, modified or supplemented from time to time.  The outstanding principal balance of the Note shall, together with all other amounts due under the Note and the other Loan Documents (including all accrued and unpaid interest thereon), be due and payable in full on the Maturity Date.  All terms and provisions of the Note are incorporated by this reference in this Mortgage.  A copy of the Note is attached hereto as Exhibit C.”

(pp)         The definition of “Organizational Certificate” set forth in Section 1.75 of the Mortgage shall be amended and restated as follows, and all references to the term “Organizational Certificate” contained in the Mortgage shall be deemed to refer to such amended and restated definition:  “The Certificate Concerning Governing Documents, dated as of the Assumption Date, by Mortgagor and Guarantor for the benefit of Mortgagee.”

(qq)         The definition of “Owner Persons” set forth in Section 1.76 of the Mortgage shall be amended and restated as follows, and all references to the term “Owner Persons” contained in the Mortgage shall be deemed to refer to such amended and restated definition: “Means, collectively, all of the Principals and the Wu Family 2012 Gift Trust.”

(rr)           For the avoidance of doubt, from and after the date of this Agreement, all references in the Mortgage to “Secured Obligations” set forth in Section 1.90 of the Mortgage shall be deemed to refer to all present and future obligations of Mortgagor to Mortgagee evidenced by or contained in (i) the following documents as defined or redefined in this Agreement:  the Note, the Mortgage, the Environmental Indemnity Agreement, the Guaranty Agreement, the Affiliate Guaranty, the Insurance Agreement, the Lease Certificate, the Organizational Certificate, (ii) the Assignment of

Leases, the Reserve Agreements, the Cash Management Agreement, the Collateral Assignment of Environmental Escrow Agreement, the Subordination Agreement, the Post Closing Side Letter, (iii) this Agreement and each other document that is a Loan Modification Document, (iv) the Additional Loan Documents, as modified by the Loan Modification Documents, (v) each other document executed and delivered in connection with the Loan, the Transfer and the Assumption (including, without limitation, the amendment, modification and/or assumption of the Loan) and (vi) all modifications, extensions, renewals and replacements of the documents described in the immediately preceding clauses (i) — (v), whether stated in the form of promises, covenants, representations, warranties, conditions, or prohibitions or in any other form whether absolute or contingent, direct or indirect, joint, several or independent, now outstanding or owing or which may hereafter be existing or incurred, arising by operation of law or otherwise, due or to become due under the Loan Documents and/or the Additional Loan Documents, or are in any way secured by the Property or any other collateral now or hereafter provided to Mortgagee as collateral for the Loan.

(ss)          The following definitions set forth in Article I of the Mortgage are hereby deleted and replaced with the words, “Intentionally Omitted”:

1.19  100 William F/L Properties L.L.C.

1.62  Lighthouse 100 William II L.L.C.

1.63  Lighthouse 100 William Operating LLC

1.68  Manager

(tt)           Section 4.24 of the Mortgage shall be amended and restated in its entirety as follows:

“Cash Management Lockbox.  At or prior to the closing of the Loan, Mortgagee and Mortgagor shall enter into the Cash Management Agreement, pursuant to which Mortgagee shall (or shall cause Servicer to) establish the Lockbox Account (as defined in the Cash Management Agreement) into which all proceeds in respect of the Property shall be deposited, held and/or disbursed, in each case pursuant to and in accordance with the Cash Management Agreement.  Mortgagor shall comply with all of the terms and conditions of the Cash Management Agreement.”

(uu)         Section 4.25 of the Mortgage shall be amended and restated in its entirety as follows:

“4.25  Organizational Structure.  Mortgagor hereby represents, warrants and covenants and agrees that, at all times, (a) Mortgagor shall be a Single Purpose Entity, (b) the representations and warranties set forth in Section 3.3(ee), Section 3.3(ff), Section 3.3(gg) and Section 3.3(hh) hereof shall remain true and correct in all respects and (c) the organizational documents of Mortgagor and the Mortgagor Control Persons shall not be amended, modified or otherwise supplemented, or terminated, without the prior written consent of Mortgagee, which shall not be unreasonably withheld for non-material modifications or amendments.”

(vv)         The following provisions shall be added to Section 4.29 of the Mortgage immediately following Section 4.29(b) of the Mortgage:

“(c)         None of the Mortgagor Control Persons, or any of their respective constituents, Affiliates, members, officers, directors or any individual who has the authority to execute or authorize, or who has been authorized to execute, and/or whose consent is required for the execution of the Loan Documents on behalf of any Mortgagor Control Person, any of their respective brokers or other agents acting in any capacity in connection with the Loan, does or shall (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person or leasing any portion of the Property to any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Executive Order or other governmental action relating to terrorism financing, terrorism support and/or other relating to terrorism.

(d)           Mortgagor shall promptly deliver to Mortgagee any certification or other evidence reasonably requested from time to time by Mortgagee confirming Mortgagor’s compliance with this Section 4.29.  The representations, warranties and covenants set forth in this Section 4.29 shall be deemed repeated and reaffirmed by Mortgagor as of each date that Mortgagor makes a payment to Mortgagee under the Note, this Mortgage and the other Loan Documents or receives any payment from Mortgagee.  Mortgagor shall promptly notify Mortgagee in writing should Mortgagor become aware of any change in the information set forth in these representations, warranties and covenants.”

(ww)       Section 5.4 of the Mortgage shall be amended and restated in its entirety as follows:

“(a)         Except as provided in Section 5.4(b) and Section 5.4(c) hereof, without Mortgagee’s prior written consent, which consent may be granted or withheld in Mortgagee’s sole and absolute discretion, Mortgagor shall not (a) directly or indirectly sell, assign, convey, transfer or otherwise dispose of any legal, beneficial or equitable interest in all or any part of the Property, (b) permit or suffer any owner, directly or indirectly, voluntarily or involuntarily, of any direct or indirect ownership or beneficial interest in the Property or Mortgagor to transfer such interest, whether by transfer of partnership, membership, stock or other beneficial interest in any entity or otherwise, or (c) mortgage, pledge, hypothecate or otherwise encumber or permit to be encumbered or grant or permit to be granted a security interest in all or any part of the Property or Mortgagor or any direct or indirect legal beneficial or equitable interest in the Property or Mortgagor.

(b)           Notwithstanding anything to the contrary in Section 5.4(a) of this Mortgage, Paul Cooper, Jerome Cooper, Jeffrey Ravetz, Sarah Ravetz, Louis Sheinker and Jeffrey Wu (each individually, a “Principal”, and, collectively, the “Principals”) may transfer their respective partnership interests in Member to Guarantor in exchange for shares in Guarantor without violating the provisions of Section 5.4(a) of this Mortgage, provided that each of the following conditions (the “Transfer Conditions”) are satisfied with respect to each such transfer:

(i)            There exists no Event of Default at the time of such transfer.

(ii)           GTJ LLC shall remain the sole general partner of Member and shall continue to own at least one percent (1%) of the outstanding partnership interests in Member.

(iii)          Guarantor shall (A) remain the owner of one hundred percent (100%) of the direct ownership interests in GTJ LLC, (B) continue to Control GTJ LLC and (C) continue to indirectly Control Member and Mortgagor.

(iv)          If a change in the Property Manager for the Property (not a change in the manager or managing member of Mortgagor) shall result from such transfer, Mortgagor shall enter into a Management Agreement with a Property Manager that has reasonably satisfactory experience operating and leasing property similar to the Property and that has a term no greater than one (1) year, may be cancelled on 30-days written notice (without cause and without any cancellation fee or charge), and which provides that the Property Manager shall subordinate its fees to the payment of the Loan, and otherwise complies with the terms of the Loan Documents (including, without limitation, Section 4.23 hereof).

(v)           At least twenty (20) days prior to such transfer, Mortgagor shall provide Mortgagee with a certificate signed by all of the managers or managing members of Mortgagor certifying that no Event of Default exists under the Loan Documents and that the transferee and Mortgagor are in compliance with clauses (i), (ii), (iii) and (iv) above, which certificate shall attach written notice to Mortgagee of all of the material provisions of such transfer including, without limitation, the proposed date of such transfer, a copy of the transfer documents, a copy of the organizational documents of the entities affected by such transfer, as amended, a revised structure chart showing the direct and indirect ownership interests in each of the Borrowers following such transfer and any other information that Mortgagee may reasonably request.  If any of the representations in such certificate prove to be untrue, the same shall be an Event of Default under each of the Loan Documents.

(vi)          Following the transfer, all terms of the Loan Documents shall remain unchanged, and Mortgagor shall provide Mortgagee with reasonable evidence that such transfer shall not affect or impair Mortgagee’s security and rights under the Loan Documents (including, without limitation, the Additional Loan Documents), or other guaranty or undertaking relating to the Secured Obligations, including without limitation, the Guaranty Agreement and the Environmental Indemnity Agreement.

(vii)         Mortgagor shall pay for all of Mortgagee’s costs and expenses associated with such transfer, including without limitation, attorney’s fees charged by Mortgagee’s staff counsel or special counsel, whether or not such transfer is consummated.

Notwithstanding the foregoing, (A) transfers of title or interests (including ownership interests) under any trust or will or testament or applicable laws of descent or intestacy shall be permitted and (B) partnership interests in Member may be freely transferred between the Principals, any lineal descendent of any Principals, any spouse of any Principal or any such lineal descendent, and/or one or more of any combination of the foregoing, provided that (1) the Principals, either individually or together, shall maintain at least a 5% direct or indirect ownership interest in each of the Borrowers, (2) GTJ LLC shall remain the sole general partner of Member and shall continue to own at least one percent (1%) of the outstanding partnership interests in Member and (3) Guarantor shall (x) remain the owner of one hundred percent (100%) of the direct ownership interests in GTJ LLC, (y) continue to Control GTJ LLC and (z) continue to indirectly Control Member and Mortgagor.

(c)          Notwithstanding anything to the contrary in Section 5.4(a) of this Mortgage, Jeffrey Wu may pledge and/or transfer his 24.413% class B limited partnership interests and his 2.219% common limited partnership interests in Member to PNC Bank, N.A. without violating the provisions of Section 5.4(a) of this Mortgage, provided that each of the following conditions (the “Transfer Conditions”) are satisfied with respect to each such transfer:

(i)            There exists no Event of Default at the time of such transfer or pledge.

(ii)           GTJ LLC shall remain the sole general partner of Member and shall continue to own at least one percent (1%) of the outstanding partnership interests in Member.

(iii)          Guarantor shall (A) remain the owner of one hundred percent (100%) of the direct ownership interests in GTJ LLC (B) continue to control GTJ LLC and (C) continue to indirectly Control Mortgagor.

(iv)          Prior to and following such transfer or pledge, neither Jeffrey Wu nor the transferee or the pledgee, as the case may be, nor any transferee or successor of such transferee or pledgee, shall have any right to Control Guarantor, GTJ LLC, Sole Member or Mortgagor.

(v)           If a change in the Property Manager for the Property (not a change in the manager or managing member of Mortgagor) shall result from such transfer or pledge, Mortgagor shall enter into a Management Agreement with a Property Manager that has reasonably satisfactory experience operating and leasing property similar to the Property and that has a term no greater than one (1) year, may be cancelled on 30-days written notice (without cause and without any cancellation fee or charge), and which provides that the Property Manager shall subordinate its fees to the payment of the Loan, and otherwise complies with the terms of the Loan Documents (including, without limitation, Section 4.23 hereof).

(vi)          At least twenty (20) days prior to such transfer or pledge, Mortgagor shall provide Mortgagee with a certificate signed by all of the managers or managing members of Mortgagor certifying that no Event of Default exists under the Loan Documents and that the transferee (or pledgee) and Mortgagor are in compliance with clauses (i), (ii), (iii), (iv) and (v) above, which certificate shall attach written notice to Mortgagee of all of the material provisions of such transfer or pledge, including, without limitation, the proposed date of such transfer or pledge, a copy of the transfer or pledge documents, a copy of the organizational documents of the entities affected by such transfer or pledge, as amended, a revised structure chart showing the direct and indirect ownership interests in each of the Borrowers following such transfer or pledge and any other information that Mortgagee may reasonably request.  If any of the representations in such certificate prove to be untrue, the same shall be an Event of Default under each of the Loan Documents.

(vii)         Following the transfer or pledge, all terms of the Loan Documents shall remain unchanged, and Mortgagor shall provide Mortgagee with reasonable evidence that such transfer or pledge shall not affect or impair Mortgagee’s security and rights under the Loan Documents (including, without limitation, the Additional Loan Documents), or other guaranty or undertaking relating to the Secured Obligations, including without limitation, the Guaranty Agreement and the Environmental Indemnity Agreement.

(viii)        Mortgagor shall pay for all of Mortgagee’s costs and expenses associated with such transfer or pledge, including without limitation, attorney’s fees charged by Mortgagee’s staff counsel or special counsel, whether or not such transfer or pledge is consummated.

(ix)          Following any such pledge or transfer to PNC Bank, N.A., or any foreclosure or assignment in lieu of foreclosure in respect of such pledge to PNC Bank, N.A., PNC Bank, N.A., or the transferee or designee in respect of such foreclosure or assignment in lieu of foreclosure (provided, however, that any such transferee or designee is consented to by Mortgagee), shall be subject to the provisions of this Section 5.4 and shall not pledge or transfer its membership interests in Member to any Person (other than Member or Guarantor) without the prior written consent of Mortgagee.”

(xx)         Section 6.14 of the Mortgage shall be amended and restated as follows:

“6.14  Other Loan Documents.  The occurrence of (i) any default by Mortgagor, Guarantors or Original Guarantors (as defined in the Assumption Agreement), after the lapse of any applicable notice, grace or cure period, or the occurrence of any event or circumstance defined as or deemed to be an “Event of Default”, under this Mortgage, the Affiliate Guaranty or any of the other Loan Documents, or (ii) the occurrence of any event or circumstance defined as or deemed to be an “Event of Default” under the Additional Loan Documents.”

(yy)         The following provisions shall be added to Section 7.7 of the Mortgage immediately following Section 7.7(l) of the Mortgage:

“(m)        In the event that a referee is appointed during the pendency of a proceeding to foreclose this Mortgage, or to recover or collect the Secured Obligations, Mortgagor hereby waives any right to an in-person hearing, and Mortgagor agrees that the referee report will be prepared based on written submission by the parties.

(n)           In the event that Mortgagor fails to repair or maintain the Property as required by the terms and conditions of this Mortgage and the other Loan Documents during the pendency of a proceeding to foreclose this Mortgage, or to recover or collect the Secured Obligations, Mortgagor hereby agrees that Mortgagee may apply for court approval to make such repairs or cause such maintenance, and Mortgagor waives any right to contest such application.  Any such maintenance or repair costs and expenses incurred by Mortgagee shall constitute a part of the Secured Obligations and may be included as part of the amount owing from Mortgagor to Mortgagee at any foreclosure sale.”

(zz)         The second sentence of Section 7.8 of the Mortgage shall be amended and restated as follows:

“Mortgagor waives (i) any right to any hearing or notice of hearing prior to the appointment of a receiver and (ii) any right to contest the appointment of any receiver proposed by Mortgagee.”

(aaa)      Section 7.8 of the Mortgage shall be amended by adding the following provision to the end of Section 7.8 of the Mortgage:

“Notwithstanding the foregoing provisions of this Section 7.8, prior to any receiver’s engagement of counsel or any consultants, or incurring any expenses in excess of $10,000.00, in connection with the Property, such receiver shall obtain Mortgagee’s written consent to such counsel, consultant or expense, as applicable.”

(bbb)                   The following Sections shall be added to Article 7 of the Mortgage immediately following Section 7.13 of the Mortgage:

“7.14  Application of Escrow and Reserve Funds.  Mortgagee may draw all amounts available under any letter of credit provided to Mortgagee and apply any or all of the funds that are so drawn or held in any escrow account or reserve account or maintained pursuant to any of the Loan Documents or otherwise in connection with the Loan to the payment of the Secured Obligations in such order and manner as Mortgagee may determine in its sole discretion.

7.15  Replacement of Property Manager.  Following the occurrence of an Event of Default, Mortgagee shall have the right to replace the Property Manager with a property manager acceptable to Mortgagee in its sole discretion.”

(ccc)                      Section 9.10 of the Mortgage shall be amended and restated in its entirety as follows:

“9.10  Notices.  Any notice, consent or approval required or permitted to be given by Mortgagor or Mortgagee under this Mortgage shall be in writing and will be deemed given (a) upon personal delivery, (b) on the first Business Day after receipted delivery to a courier service which guarantees next-business-day delivery, or (c) on the third Business Day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below:

If to Mortgagor:

c/o GTJ REIT, Inc.

444 Merrick Road, Suite 370

Lynbrook, New York  11563
Attention: Paul Cooper, CEO

with a copy to:

GTJ REIT, Inc.

444 Merrick Road, Suite 370

Lynbrook, New York  11563
Attention: David Oplanich, CFO

and:

Ruskin Moscou Faltischek, P.C.

1425 RXR Plaza, East Tower, 15th Floor

Uniondale, New York  11556
Attention:  Adam P. Silvers, Esq.

If to Mortgagee:

The United States Life Insurance Company in the City of New York
1 SunAmerica Center
Century City
Los Angeles, California 90067-6022
Attention:  Director-Mortgage Lending and Real Estate

with a copy to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022-2585
Attention:  Andrew L. Jagoda, Esq.

Either party may change such party’s address for notices or copies of notices by giving notice to the other party in accordance with this Section.”

(ddd)                   Section 9.23 of the Mortgage shall be amended and restated in its entirety as follows:

“9.23  Acceptance of Cures for Events of Default.  Notwithstanding anything to the contrary contained in this Mortgage or the other Loan Documents (including, without limitation, any reference to the “continuance” of an Event of Default), Mortgagee shall in no event or under any circumstance be obligated or required to accept a cure by Mortgagor, Guarantor or by any other Person of an Event of Default (as defined in Article 6 hereof) unless Mortgagee agrees to do so in the exercise of its sole and absolute discretion, it being agreed that once an Event of Default has occurred and so long as Mortgagee has not determined to accept a cure of such Event of Default in writing, Mortgagee shall be absolutely and unconditionally entitled to pursue all rights and remedies available to it under this Mortgage or the other Loan Documents or otherwise at law or in equity.”

(eee)                      The following Sections shall be added to Article 9 of the Mortgage immediately following Section 9.23 of the Mortgage:

“9.24  Claims Against Indemnified Parties.  Mortgagor hereby (a) waives any claim that Mortgagor may have against any of the Indemnified Parties based upon any assertion that any such Indemnified Party has acted unreasonably or that any such Indemnified Party has unreasonably withheld or unreasonably delayed any action, in each case, to the extent that such Indemnified Party had an obligation, either at law or pursuant to the Loan Documents, to act reasonably and (b) agrees that the sole remedy of Mortgagor based upon any such claim against any of the Indemnified Parties shall be an action for specific performance, injunctive relief or declaratory judgment.  Mortgagor hereby further agrees that the Indemnified Parties shall not be liable for any monetary damages (including, without limitation, compensatory, consequential or punitive damages) in respect of any such claim by Mortgagor and that Mortgagor’s sole remedy in respect of any such claim shall be limited to specific performance, injunctive relief or declaratory judgment.

9.25  Binding Action.  Mortgagor agrees that with respect to any consent, direction, approval or action that is required of Mortgagor under this Mortgage, any consent, direction, approval or action by Mortgagor shall be binding on Mortgagor and that Mortgagee shall have no obligation to confirm any such consent, direction, approval or action given to it and may act in reliance upon any such consent, direction, approval or action.”

14.                               Conditions Precedent.  Lender’s consent hereunder is subject to the satisfaction of each of the following conditions:

(a)                                 No Default or Event of Default shall have occurred and be continuing as of the date of the consummation of the Transfer and Assumption.

(b)                                 All of the representations and warranties set forth in this Agreement and the other Loan Modification Documents are true, complete and correct as of the date of the consummation of the Transfer and Assumption.

(c)                                  Lender shall have received an assumption fee payable to Lender in the amount of $26,150.08.

(d)                                 Lender shall have received payment in full of all sums due and payable to Lender as of the date hereof under the Loan Documents.

(e)                                  Borrower, the other Borrowers and Guarantor shall execute and deliver to Lender the Loan Modification Documents, any related documents and such other documents, each in form and substance satisfactory to Lender, as Lender may reasonably require in order to create, perfect against Borrowers and otherwise protect Lender’s security interests and liens on the Property.

(f)                                   Borrower and Guarantor shall provide, or cause to be provided, to Lender UCC, tax lien, bankruptcy, litigation, judgment and Patriot Act searches, and such other searches as Lender may deem necessary or advisable, in respect of Borrowers, Guarantor, any direct or indirect owners of Borrowers and Guarantor, and any Person set forth on the organizational chart of Borrower attached to the Organizational Certificate, in form and substance satisfactory to Lender.

(g)                                  Borrower shall provide, or cause to be provided, to Lender copies of all agreements executed or to be executed in connection with the Transfer among

Borrower, any of the Principals, Wu/Lighthouse Portfolio L.L.C., a Delaware limited liability company, Member, GTJ LLC, Guarantor and any other parties involved in the Transfer in any way, all of which documentation (i) Lender shall have a reasonable opportunity to review and (ii) shall be satisfactory to Lender in its reasonable discretion.

(h)                                 Borrower and Guarantor shall provide, or cause to be provided, to Lender certified copies of the organizational documents of Borrowers, Member, GTJ LLC, Guarantor and the other entities set forth on the organizational chart of Borrower attached to the Organizational Certificate, together with all amendments thereto, and evidence satisfactory to Lender that (i) Borrowers, Member, GTJ LLC, Guarantor and any other entities set forth on the organizational chart of Borrower attached to the Organizational Certificate are duly organized, validly existing and in good standing under the laws of the States in which such entities were formed, (ii) Borrower and Member are qualified to do business and are in good standing under the laws of the State of Connecticut, and (iii) Borrowers, Guarantor and any other entities set forth on the organizational chart of Borrower attached to the Organizational Certificate have the requisite power and authority to enter into the Transfer and the Assumption and to perform their respective obligations under the Loan Documents to which each such entity is a party and shall have obtained all necessary consents and approvals, and have taken all necessary actions, in respect of the Transfer and the Assumption.

(i)                                     Borrower shall provide, or cause to be provided, to Lender an ALTA Extended Coverage Mortgagee Policy of Title Insurance (the “Title Policy”) in the same form and substance as the original title policy provided to Lender at the closing of the Loan in 2011, insuring the lien of the Mortgage, which Title Policy shall (i) be in the current outstanding principal amount of the Loan and include all of the title endorsements requested by Lender, (ii) confirm that Borrower is the owner of the Property, (iii) name Lender as the insured party, (iv) be dated the date of this Agreement, (v) state that the lien of the Mortgage, as modified by this Agreement, remains a first and prior lien against the Property subject to no liens, encumbrances or other exceptions or exclusions other than the Permitted Exceptions and real property taxes for 2012 and subsequent years to the extent that such taxes are not yet due and payable, and (vi) otherwise be in form and substance satisfactory to Lender.

(j)                                    Borrower shall provide, or cause to be provided, to Lender an updated ALTA/ACSM survey of the Property, in form and substance satisfactory to Lender and substantially the same as provided to Lender at the closing of the Loan in 2011, showing that there exists no additional matters not shown on the survey delivered to Lender in connection with the closing of the Loan.

(k)                                 Outside counsel reasonably acceptable to Lender shall provide to Lender their opinions in form and substance satisfactory to Lender, collectively opining (a) that the Transfer, the Assumption, this Agreement, the Loan Modification Documents and all other documents executed in connection with the Transfer and the Assumption, and the transactions evidenced by this Agreement and the other Loan Modification Documents and all such other documents executed in connection with the Transfer and Assumption, have been authorized by all necessary action by all applicable parties (other than Lender), (b) that this Agreement, the Loan Modification Documents, all other documents executed in connection with the Transfer and Assumption and the Loan Documents, as modified pursuant to this Agreement, the Loan Modification Documents and all other documents executed in connection with the Transfer and Assumption, are binding and enforceable against Borrower and/or Guarantor, as may be applicable, in accordance with their respective terms, (c) that each of Borrower, Member, GTJ LLC, Guarantor and each other Mortgagor Control Person (as applicable) is duly formed, validly existing and in good standing in its State of organization, (d) that Borrower and Member are qualified to transact business and in good standing in the State in which the Property is located, and (e) to such other matters as Lender may reasonably request.  Lender hereby confirms that Day Pitney LLP and Schiff Hardin LLP are each acceptable to Lender for purposes of this Section 14(k) with respect to Borrower’s and Guarantor’s obligations to provide an authority and enforceability opinion.

(l)                                     Borrower shall provide, or cause to be provided, to Lender a certificate of insurance reasonably acceptable to Lender evidencing compliance with the insurance coverage requirements set forth in Section 4.5 of the Mortgage and the Insurance Agreement, with financially sound and reputable insurance carriers satisfactory to Lender in its sole discretion.

(m)                             The Property shall be managed by a management company pursuant to a management agreement executed and delivered to Lender, which management company and management agreement shall be acceptable to Lender in its reasonable discretion, and such management company and Member shall execute the Subordination of Management Agreement (as defined on Exhibit B).

(n)                                 Upon the consummation of the Transfer, the direct and indirect membership interests in Borrower and the direct and indirect partnership interests in Member shall be as set forth in the organizational chart of Borrower attached to the Organizational Certificate.

15.                               No Other Modifications; Ratification.  Except as expressly modified hereby and by the Loan Modification Documents and any other documents executed in connection herewith, the Original Loan Documents shall remain unmodified.  As modified by this Agreement, the other Loan Modification Documents and the other documents executed in connection with the Transfer and Assumption, the Original Loan Documents are hereby ratified and shall remain in full force and effect in accordance with their terms.  In the event of any inconsistency between this Agreement and any Original Loan Document, this Agreement shall control.  Lender shall have no obligation to grant any waiver of any provision under the Loan Documents or to make any further modifications to any of the Original Loan Documents.

16.                               Costs and Expenses.  Borrower shall pay, or shall cause to be paid, (a) all recording and filing fees, and all mortgage taxes, documentary stamp taxes and other intangible taxes, if any, due in connection with the Transfer and Assumption and/or the recordation of this Agreement or any other Loan Modification Document and documents recorded and filed in connection therewith, and shall indemnify Lender against liability for any failure to make such payments, and (b) all fees, costs and expenses incurred by Lender in connection with the

Assumption and the Transfer and each other transaction contemplated hereby, including, without limitation, survey charges, title insurance premiums, processing, accounting and appraisal fees, recording costs and attorneys’ fees and expenses, in connection with the Transfer and the Assumption and the negotiation and/or documentation of the Transfer and the Assumption.  If Lender is required to sue for collection of any such expenses, Borrower agrees to pay all reasonable out-of-pocket attorneys’ fees and other costs of collection actually incurred in connection therewith.

17.                               Further Assurances.  The parties hereby agree to execute any and all additional documents that may reasonably be required in order to evidence, secure or carry out the agreements and undertakings set forth in this Agreement.

18.                               Release.

(a)                                 Lender, on its own behalf and on behalf of its respective past, present and future representatives, partners, operators, members, shareholders, officers, directors, agents, employees, servants, affiliates and related companies, successors and assigns, hereby waives, releases and forever discharges Original Guarantors from and against all manner of actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, duties, obligations, liabilities, costs, expenses, losses, damages, judgments, executions, claims and demands, of whatever kind and nature whatsoever, whether in law or in equity, whether known or unknown, whether presently enforceable or enforceable in the future, whether primary or secondary, whether or not concealed or hidden, arising out of or relating to any matter, cause or thing whatsoever (collectively, the “Claims”), by reason of any matter or thing whatsoever, arising out of or in any way connected with the Loan, the Original Loan Documents and Original Guarantors’ performance under the Original Loan Documents; provided, however, that Original Guarantors shall not be released from any liability under the Original Loan Documents (including, without limitation, any liability arising under the exceptions to the non-recourse provisions of the Note and/or Mortgage, and any liability arising under the Original Guaranty and the Original Environmental Indemnity) that has heretofore previously arisen or could be based on any event that has occurred or any state of affairs that existed prior to or as of the date hereof.

(b)                                 Each of Borrower, Guarantor and each of the Original Guarantors, on its own behalf and on behalf of its respective past, present and future representatives, partners, operators, members, shareholders, officers, directors, agents, employees, servants, affiliates and related companies, successors and assigns (hereinafter referred to collectively as the “Borrower Group”), hereby waives, releases and forever discharges Lender, and Lender’s respective past, present and future officers, directors, subsidiary and affiliated entities or companies, agents, servants, employees, shareholders, partners, members, operators, representatives, successors, assigns, attorneys, accountants, assets and properties, as the case may be (hereinafter referred to collectively as the “Lender Group”), from and against all Claims, that any of the Borrower Group, jointly or severally, may have had, or now have or that may subsequently accrue against the Lender Group by reason of any matter or thing whatsoever from the beginning of time through the date hereof arising out of or in any way connected to the Transfer, the Assumption, the Loan, the Loan Documents, and Lender’s administration of the Loan, Lender’s performance under the Loan Documents, and any other actions taken with respect to, all of the foregoing or any other matter, cause or thing whatsoever.

19.                               Escrowed Funds.  Each of the parties hereto agrees that any funds currently held in escrow by Servicer for the payment of leasing commissions, tenant improvement costs, real property taxes, insurance or other expenses relating to the Property, pursuant to the terms of the Mortgage, as modified by this Agreement, or for the payment of any other items described in the Reserve Agreements, pursuant to the Reserve Agreements, shall continue to be held by Servicer for the benefit of the Property, and Lender and Borrower hereby authorize Servicer to apply such funds towards the payment of such leasing commissions, tenant improvement costs, real property taxes, insurance or other expenses relating to the Property, in accordance with the terms of the Mortgage, as modified by this Agreement, or  towards the payment of any other items described in the Reserve Agreements, pursuant to the Reserve Agreements.

20.                               Notices.  Any notice required or permitted to be given hereunder shall be in writing and will be deemed given (a) upon personal delivery, (b) on the first business day after receipted delivery to a courier service which guarantees next-business-day delivery, or (c) on the third business day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below:

If to Borrower and/or to Guarantor:

c/o GTJ REIT, Inc.

444 Merrick Road, Suite 370

Lynbrook, New York  11563
Attention: Paul Cooper, CEO

with a copy to:

GTJ REIT, Inc.

444 Merrick Road, Suite 370

Lynbrook, New York  11563
Attention: David Oplanich, CFO

and:

Ruskin Moscou Faltischek, P.C.

1425 RXR Plaza, East Tower, 15th Floor

Uniondale, New York  11556
Attention:  Adam P. Silvers, Esq.

If to Lender:

The United States Life Insurance Company in the City of New York
1 SunAmerica Center
Century City
Los Angeles, California 90067-6022
Attention:  Director-Mortgage Lending and Real Estate

with a copy to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022-2585
Attention:  Andrew L. Jagoda, Esq.

Any party may change its address for notices or copies of notices by giving notice to the other parties in accordance with this Section.

21.                               Governing Law.  This Agreement shall be subject to, governed by and construed and enforced in accordance with the laws of the State of Connecticut.

22.                               Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that Borrower may not assign any of its obligations hereunder.

23.                               WAIVER OF RIGHT TO JURY TRIAL.  EACH PARTY TO THIS AGREEMENT KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND

INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE NOTE, THE MORTGAGE OR ANY OTHER LOAN DOCUMENT, ANY EXISTING LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUMENT OR EXISTING LOAN DOCUMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THE TRANSACTIONS EVIDENCED BY THIS AGREEMENT.

24.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

25.                               No Release of Liens.  This Agreement in no way acts as a release or relinquishment of those liens, security interests, security conveyances, encumbrances, and rights securing payment of the Loan, including without limitation the liens, security conveyances, and security interests created by the Mortgage, as modified by this Agreement, and the other Loan Documents.  Such liens, security interests, encumbrances and rights are hereby ratified, confirmed, renewed and extended by Borrower in all respects.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

BORROWER:

WU/LH 950 BRIDGEPORT L.L.C.,
a Delaware limited liability company

By: GTJ REALTY, LP, a Delaware limited partnership
its sole member

By: GTJ GP, LLC, a Maryland limited liability company,
its general partner

By: GTJ REIT, INC., a Maryland corporation, its sole member

By:	/s/ David Oplanich
Name:	David Oplanich
Title:	CFO

ORIGINAL GUARANTORS:

/s/ Paul Cooper
PAUL COOPER

/s/ Jeffrey Ravetz
JEFFREY RAVETZ

/s/ Louis Sheinker
LOUIS SHEINKER

GUARANTOR

GTJ REIT, INC.,

a Maryland corporation

By:	/s/ David Oplanich
Name:	David Oplanich
Title:	CFO

LENDER

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York corporation, successor by merger to First SunAmerica Life Insurance Company

By:	AIG Asset Management (U.S.), LLC,
its Investment Advisor

	By:	/s/ Marla S. Campagna
	Name:	Marla S. Campagna
	Title:	Vice President

STATE OF NEW YORK	)
) ss.:
COUNTY OF NASSAU	)

On the 20th day of December in the year 2012 before me, the undersigned, a Notary Public in and for said State, personally appeared, David Oplanich, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individuals(s) acted, executed the instrument.

/s/ Paula A. Corazza
(Signature and office of individual taking acknowledgment.)

Notary Public My Commission Expires: 1/11/2015	PAULA A. CORAZZA Notary Public, State of New York No. 01CO5006888 Qualified in Queens County Commission Expires: 1/11/2015

[Acknowledgment of Borrower]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 21st day of December in the year 2012 before me, the undersigned, a Notary Public in and for said State, personally appeared, Paul Cooper, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individuals acted, executed the instrument.

/s/ Frances M. Pepe
(Signature and office of individual taking acknowledgment.)

Notary Public My Commission Expires:	FRANCES M. PEPE NOTARY PUBLIC, State of New York No. 01PE4915564 Qualified in Queens County Commission Expires Jan. 11, 2014

[Acknowledgment of Paul Cooper]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 21st day of December in the year 2012 before me, the undersigned, a Notary Public in and for said State, personally appeared, Jeffrey Ravetz, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individuals acted, executed the instrument.

/s/ Frances M. Pepe
(Signature and office of individual taking acknowledgment.)

Notary Public My Commission Expires:	FRANCES M. PEPE NOTARY PUBLIC, State of New York No. 01PE4915564 Qualified in Queens County Commission Expires Jan. 11, 2014

[Acknowledgment of Jeffrey Ravetz]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 21st day of December in the year 2012 before me, the undersigned, a Notary Public in and for said State, personally appeared, Louis Sheinker, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individuals acted, executed the instrument.

/s/ Frances M. Pepe
(Signature and office of individual taking acknowledgment.)

Notary Public My Commission Expires:	FRANCES M. PEPE NOTARY PUBLIC, State of New York No. 01PE4915564 Qualified in Queens County Commission Expires Jan. 11, 2014

[Acknowledgment of Louis Sheinker]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NASSAU	)

On the 20th day of December in the year 2012 before me, the undersigned, a Notary Public in and for said State, personally appeared, David Oplanich, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individuals(s) acted, executed the instrument.

/s/ Paula A. Corazza
(Signature and office of individual taking acknowledgment.)

Notary Public My Commission Expires: 1/11/2015	PAULA A. CORAZZA Notary Public, State of New York No. 01CO5006888 Qualified in Queens County Commission Expires: 1/11/2015

[Acknowledgment of Guarantor]

STATE OF CALIFORNIA
COUNTY OF LOS ANGELES

On Oct. 29, 2012 before me, Jeffrey Greathouse, Notary Public, personally appeared Marla S. Campagna, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing is true and correct.

(Seal)

Witness my hand and official seal.

Signature	/s/ Jeffrey Greathouse

[Acknowledgment of Lender]

EXHIBIT A

Legal Description

PARCEL A:

All that certain piece or parcel of land situated in the City of Milford, County of New Haven, and State of Connecticut, said parcel is shown as 950 Bridgeport Avenue (Parcel 1) on a certain map entitled: “Improvement Location Survey At 950 & 974 Bridgeport Avenue Milford, Connecticut 06460, Prepared for Baker Properties, LP.” Scale 1” = 40’, dated January 23, 2008 prepared by A M Engineering on file in the office of the Milford Town Clerk as Map No. AB3229 more particularly bounded and described as follows:

Beginning at a point being on the northerly highway line of Bridgeport Avenue (Route 162) said point being 45.60 feet cast of a CHD monument found;

Thence, by a hearing of North 15°-45’-20” West for a distance of 376-09 feet to the point of curvature of a curve, being along the easterly street line of Dorsey Lane;

Thence, along said curve, to the right for a distance of 284.25 feet said curve having a radius of 5,716.41 feet, a Delta angl of 02°-02’-50”, chord length of 204.24 feet, and a chord bearing of North 76°-50’.05” East;

Thence, North 77°-51’-30” East for a distance of 544.84 feet to a rebar set, all being along land now or formerly of The New York, New Haven & Hartford Railroad Company. The State of Connecticut Department of Transportation; Metro North Railroad;

Thence, by the following bearings and distances: South 12°-08’-30” East for a distance of 60.00 feet, North 77°-51’-30” East for a distance of 0.96 feet to a monument found, South l4°-17’-30” East for a distance of 136.07 feet to a monument found, all being along land now or formerly of B & Q Associates, LLC;

Thence, by a bearing of South 72°-30’-00” West for a distance of 230.00 feet to a monument found, being along land now or formerly of Maria Deicicchi Trustee;

Thence, by the following bearings and distances: South 72°-30’-00” West for a distance of 120.00 feet, South 14°-17’-30” East for a distance of 100.00 feet, all being along land now or formerly of other property of Baker Properties, LP shown as 974 Bridgeport Avenue (Parcel 2);

Thence, by the following bearings and distances: South 72°-30’-00” West for a distance of 37.24 feet to a CHD monument found, South 70°-12’-50” West for a distance of 352.76 feet to the point and place of beginning. All being along the northerly highway line of Bridgeport Avenue (Route 162).

PARCEL B:

All that certain piece or parcel of land situated in the City of Milford, County of New Haven, and State of Connecticut, said parcel is shown as 974 Bridgeport Avenue (Parcel 2) on a certain map entitled: “Improvement Location Survey At 950 & 974 Bridgeport Avenue Milford, Connecticut 06460, Prepared for Baker Properties, LP.” Scale 1” = 40’, dated January 23, 2008 prepared by A M Engineering more particularly bounded and described as follows:

Beginning at a point being on the northerly highway line of Bridgeport Avenue (Route 162), said point being 37.24 feet easterly from a CHD monument found, said monument being 352.76 feet easterly from the intersection af Dorsey Lane and Bridgeport Avenue (Route 162);

Thence, by the following bearings and distances: North 14°-17’-30” West for a distance of 100.00 feet, North 72°-30’-00” East for a distance of 120.00 feet to a monument found. All being along land now or formerly of other property of Baker Properties, LP shown as 950 Bridgeport Avenue (Parcel 1);

Thence, by a bearing of South 14°-17’-30” East for a distance of 100.00 feet, being along land now or formely of Maria Deicicchi Trustee;

Thence, by a bearing of South 72°-30’-00” West for a distance of 120.00 feet to the point and place of beginning. Being along the northerly highway line of Bridgeport Avenue (Route 162).

ALSO KNOWN AS:

all that certain piece or .parcel of land, with all the buildings and improvements thereon, situated in the Town of Milford, County of New Haven and State of Connecticut, show on that certain map entitled “Map of     , dated September 20, 1976, and on file in the Milford Town clerk’s office said parcel being bounded as follows:

NORTHERLY:	by land now or formerly of Penn Central Transportation Company, 749.09 feet;

EASTERLY:	by land now or formerly of Kenneth J. and Patricia L. Clark, 156.07 feet;

SOUTHERLY:	by land now or formerly of in part, and in part by land now or formerly of the Estate of Jack Castler st al, in all 230.00 feet;

EASTERLY
AGAIN:	by land now or formerly of the Estate of at al 100.00 feet;

SOUTHERLY
AGAIN:	by Bridgeport Avenue, 510 feet;

WESTERLY:	by Dorsey Lane, 375.91 feet;

Being the same premises as shown on a certain survey certified “Map of Baker Properties Limited Partnership Milford, Conn. “Scale 1” = 40 ft. November 9, 1984, Orig. survey Sept. 20, 1976 Area = 5,166 Acres, which map was prepared by Clark & Pearson, Associates, Inc.      Civil Engineer & Surveyors 435  E, Main St. Ansonia, CT 06401, certified by Theodore J. Witek.

EXHIBIT B

Loan Modification Documents

All documents are dated as of the date hereof, unless otherwise indicated below.

1.              This Agreement.

2.              Environmental Indemnity Agreement, made by Guarantor and Borrowers in favor of Lender (the “Environmental Indemnity”).

3.              Guaranty Agreement, made by Guarantor in favor of Lender (the “Guaranty”).

4.              Amended and Restated Affiliate Guaranty Agreement, made by Borrowers in favor of Lender (the “Affiliate Guaranty”).

5.              Amended and Restated Affiliate Cash Collateral Agreement, made among Borrowers, Servicer and Lender (the “Cash Management Agreement”).

6.              Subordination of Management Agreement, made by Borrowers and Property Manager to and for the benefit of Lender (the “Subordination of Management Agreement”).

7.              Amended and Restated Agreement Concerning Insurance Requirements, made by Borrowers to Lender (the “Insurance Agreement”).

8.              Certificate Concerning Leases and Financial Condition, made by Borrower to Lender (the “Lease Certificate”).

9.              Certificate Concerning Governing Documents, made by Borrower and Guarantor to Lender (the “Organizational Certificate”).